                                                                 EXHIBIT 23.2

The Board of Directors
Stirling Cooke Brown Holdings Limited


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick

KPMG Peat Marwick
Hamilton, Bermuda
July 24, 1998